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                                   EXHIBIT 11
                               GUITAR CENTER, INC.
                         COMPUTATION OF INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                          Quarter Ended                   Twelve Months Ended
                                                           December 31,                      December 31,
                                                   -------------------------         --------------------------
                                                      1998             1997             1998             1997
                                                   ---------        ---------        ---------        ---------
Net income                                          $13,640          $12,657          $27,433          $16,341

Weighted average shares outstanding
Basic                                                20,088           19,336           19,766           19,331
                                                    -------          -------          -------          -------
                                                    -------          -------          -------          -------
Dilutive effect of potential common shares              644            1,422            1,157            1,271
                                                    -------          -------          -------          -------
Diluted                                              20,752           20,758           20,923           20,602
                                                    -------          -------          -------          -------
                                                    -------          -------          -------          -------
Income per common share
Basic                                               $  0.68          $  0.65          $  1.39          $  0.85
                                                    -------          -------          -------          -------
Diluted                                             $  0.66          $  0.61          $  1.31          $  0.79
                                                    -------          -------          -------          -------

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